UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32220	87-0636498
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Directors

On March 8, 2005, Dale Paisley resigned from American Water Star's board of directors and his related committee positions effective immediately due to his entering into a contract with an affiliate, which would cause him to no longer meet the American Stock Exchange requirements as an independent director.

On March 9, 2005, Dale Barnhart, due to personal reasons, resigned from American Water Star's board of directors and as the Chief Financial Officer and Secretary effective immediately.

(c) Appointment of Officer

On March 9, 2005, Daniel Beckett was appointed to American Water Star's management team as the Chief Financial Officer and Secretary. From September 2004 to March 9, 2004, Mr. Beckett was the Controller for American Water Star and was appointed to the position of Chief Financial Officer and Secretary upon the resignation of Mr. Barnhart. Mr. Beckett has held various financial positions with private and public companies prior to his employment with the Company. From February 2002 to August 2004, Mr. Beckett served as Vice President of Finance for Universal Teleservices Arizona LLC and was responsible for the day-to-day financial management of the multi-million dollar telemarketing company. From September 2000 to February 2002, Mr. Beckett served as Controller for Sugar Supply Company, a petroleum and oil wholesaler. From November 1999 to September 2000, Mr. Beckett served as Controller for Laird Plastics Inc., a plastic wholesaler. Mr. Beckett received his Bachelor of Science degree from Grace College in Indiana.

American Water Star has not entered into a formal agreement with Mr. Beckett.

(d) Election of New Director

Mr. Daniel Beckett will join American Water Star's board of directors effective March 9, 2005 to serve as a replacement for Mr. Barnhart.

Item 8.01 Other Events

On March 8, 2005, American Water Star issued a press release announcing the addition of Monterey Beverage Company to its network of distributors. Monterey Beverage is located in Salinas, California and will distribute American Water Star's Hawaiian Tropic brand, Geyser Sport brand, and Geyser H20 brand throughout the Monterey, Santa Cruz, and San Benito counties of Northern California.

A copy of the press release is attached hereto as exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
99	Press Release of the Company, dated March 8, 2005 announcing the addition of Monterey Beverage Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By: /s/ Roger Mohlman

Roger Mohlman, President / CEO

Date: March 11, 2005